UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 16, 2007

LUTCAM, INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

333-113270

(Commission File Number)

36-4536633

(IRS Employer Identification No.)

1775 Lakeshore Road, Sarnia, Ontario Canada N7X 1B9

(Address of principal executive offices and Zip Code)

519.331.1103

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On August 16, 2007, we entered into a return to treasury agreement with Svetlana Kozlovskaia whereby we purchased 2,500,000 shares from Svetlana Kozlovskaia for the sole purpose of retiring the shares to treasury. In consideration for the shares we paid Svetlana Kozlovskaia $200,000.

On August 16, 2007, we executed a promissory note in the amount of $300,000 whereby we agreed to borrow $300,000 from Robert Sim, $200,000 of which will be used to purchase 2,500,000 shares of our common stock owned by Svetlana Kozlovskaia and $100,000 of which will be used for general working capital purposes. We have agreed to repay the $300,000 loan within 30 days of demand. The loan bears no interest.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On August 16, 2007, Svetlana Kozlovskaia resigned as a director of our company.

The board of directors now consists of Drew Bonnell and Bill Dynes.

Item 9.01	Financial Statements and Exhibits
10.1	Return to Treasury Agreement with Svetlana Kozlovskaia
10.2	Promissory Note

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LUTCAM, INC.

/s/ Drew Bonnell

Drew Bonnell

President and Director

Date: August 17, 2007

CW1373090.1